UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

1121 Judson Rd., Suite 124 Longview, Texas (Address of principal executive offices)		75601 (Zip Code)

(903) 758-3431 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends Item 5.02 of the Current Report on Form 8-K filed by Friedman Industries, Incorporated (the “Company”) on February 19, 2019 (the “Prior Report”), in which the Company reported that Robert Sparkman retired from his position as President, Chief Executive Officer and director of the Company and that Michael J. Taylor, the Company’s current Chairman of the Board of Directors, was appointed to serve as interim President and interim Chief Executive Officer until a successor is appointed. At the time of filing the Prior Report, the Compensation Committee and the Board of Directors had not made any determinations regarding Mr. Taylor’s compensation. This Form 8-K/A is being filed solely to supplement the Prior Report and provide the additional information regarding compensation as required under Item 5.02.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, the Compensation Committee and the Board of Directors of the Company approved a base salary of $280,000 per year for Mr. Taylor, effective from February 19, 2019, for his position as the interim President and interim Chief Executive Officer.

On March 13, 2019, the Company and Mr. Sparkman entered into a Retirement and Consulting Agreement (the “Consulting Agreement”) in connection with Mr. Sparkman’s retirement as President and Chief Executive Officer of the Company effective February 12, 2019. Pursuant to the Consulting Agreement, Mr. Sparkman will provide consulting and advisory services at the request of the Company for a period of two years following the effectiveness of the Consulting Agreement, in consideration for which the Company will continue to pay Mr. Sparkman’s existing base salary until his last day of employment with the Company, March 31, 2019, and also grant him 20,000 shares of restricted stock which shall vest if Mr. Sparkman fulfills his obligations under the Consulting Agreement. The Consulting Agreement includes customary provisions, including confidentiality and non-disparagement provisions and non-solicitation and non-compete covenants for the term of Mr. Sparkman’s consultancy. In addition, the Company will also transfer to Mr. Sparkman the life insurance policy that the Company carried on Mr. Sparkman, which has a cash value of approximately $40,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March 19, 2019

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer, Secretary and Treasurer